


                           SECURITIES AND EXCHANGE COMMISSION

                                 Washington, D.C. 20549




                                        FORM 8-K

                                     CURRENT REPORT


                         Pursuant to Section 13 or 15(d) of the
                             Securities Exchange Act of 1934


                    Date of Report (Date of earliest event reported)


                                    February 28, 2002
                                  ---------------------
                                     DATE OF REPORT


                                    SEMX CORPORATION
                 ------------------------------------------------------
                 (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


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

                Delaware                                  1-10938                            13-3584740
---------------------------------------------     ------------------------      -------------------------------------
STATE OR OTHER JURISDICTION OF INCORPORATION)     (COMMISSION FILE NUMBER)      (I.R.S.  EMPLOYER IDENTIFICATION NO.)

           One Labriola Court
            Armonk, New York                                                                    10504
----------------------------------------                                                      ----------
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)                                                      (ZIP CODE)

                                                        (914) 273-5500
                                      ----------------------------------------------------
                                      (REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE)

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ITEM 2

         On February 28, 2002, the registrant sold the assets and business of its wholly-owned subsidiary, American Silicon Products, Inc. ("ASP") to Exsil Inc., a subsidiary of Rockwood Specialties Inc., for approximately 6.7 million dollars cash, subject to adjustment based upon the increase or decrease of working capital using working capital as of November 30, 2001 as a base. The amount of consideration paid to registrant by Exsil Inc. was determined by negotiations between the parties. The assets sold were used by ASP in the business of silicon wafer polishing, refurbishing and/or reclamation.


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ITEM 7.           EXHIBITS
         1. Asset Purchase Agreement dated as of February 28, 2002 among Rockwood Specialties Inc., Exsil, Inc., SEMX Corporation and American Silicon Products, Inc.


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                                    SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Dated:   March 7, 2002
                                SEMX CORPORATION




                                             By: /s/ Mark A. Koch
                                                -------------------------------
                                                   Mark A. Koch,
                                                   Secretary and Controller